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American Skandia Life                                American Skandia Marketing,
Assurance Corporation                                Incorporated
One Corporate Drive                                  One Corporate Drive
Shelton, CT  06484-0883                              Shelton, CT  06484-0883
Telephone (203) 926-1888                             Telephone (203) 926-1888
Fax (203) 929-8071                                   Fax (203) 929-8071



                       INSURANCE PRODUCTS SALES AGREEMENT


THIS AGREEMENT is made this __ day of __________________, , by and among American Skandia Life Assurance Corporation ("ASLAC"), a Connecticut insurance company; American Skandia Marketing, Incorporated ("ASM"), a Delaware corporation (ASLAC and ASM referred to collectively as "American Skandia"); _________________________________________________________ ("Broker-Dealer"), a
__________________________ corporation; and any and all undersigned insurance agency affiliates of Broker-Dealer ("Associated Insurance Agencies").

         WHEREAS, ASLAC offers certain variable annuity contracts, modified guaranteed annuity contracts and variable life insurance policies which are deemed to be securities under the Securities Act of 1933 (the "1933 Act") (collectively the "Registered Contracts"), as well as certain fixed and variable annuity contracts and life insurance contracts that are exempt from registration under the 1933 Act ("Non-Registered Contracts") (Registered Contracts and Non-Registered Contracts referred to collectively, as "Contracts"); and

          WHEREAS, ASLAC has appointed ASM, a broker-dealer, as the Distributor of the Registered Contracts; and

         WHEREAS, Broker-Dealer is a broker-dealer engaged in the sale of securities and other investment products, including variable insurance products, and is licensed in certain states as an insurance agent or agency; and

         WHEREAS, in those states where Broker-Dealer cannot obtain the necessary licenses as an insurance agent or agency, Broker-Dealer has entered into an agreement with Associated Insurance Agency to act on its behalf in the capacity of insurance agent; and

         WHEREAS, in the event that Broker-Dealer and Associated Insurance Agency are the same party, the duties, responsibilities and privileges of Associated Insurance Agency under this Agreement shall be undertaken by Broker-Dealer; and

         WHEREAS, ASLAC and ASM, in their individual capacities, proposes to authorize Broker-Dealer and any undersigned Associated Insurance Agency to solicit sales of the Contracts and ongoing premium and purchase payments to the Contracts;

InsProdSalesAgr (3/98)                                               Page 1 of 1

NOW THEREFORE, in consideration of the premises and mutual promises contained herein including the Schedule(s), as amended from time to time, the parties hereto agree as follows:

1.       APPOINTMENT AND AUTHORIZATION

         (a) ASLAC and ASM hereby authorize Broker-Dealer to solicit sales of Contracts identified in the attached Schedule(s). ASLAC hereby appoints Broker-Dealer, and any Associated Insurance Agency, in their capacity as licensed insurance agency, to solicit sales of the Contracts and ongoing premium and purchase payments in all states where ASLAC is authorized to do business and where Broker-Dealer and/or Associated Insurance Agency is properly licensed and appointed on a non-exclusive basis. Broker-Dealer and Associated Insurance Agency accept such appointment and authorization, and each agrees to: (i) use its best efforts to find purchasers of the Contracts that satisfy ASLAC's issue requirements; (ii) provide ongoing service to such purchasers, including information consulting services, as described below; and (iii) where appropriate, to make appropriate efforts to conserve and retain Contracts that are with ASLAC.

         (b) Broker-Dealer and Associated Insurance Agency are authorized to represent ASLAC and ASM only to the extent expressly granted in this Agreement. No further authority is granted or implied. Except for this Agreement, no other legal relationship is intended or exists between American Skandia and Broker-Dealer or American Skandia and Associated Insurance Agency.

2.       REPRESENTATIONS AND WARRANTIES

         (a) ASLAC, ASM, Broker-Dealer and Associated Insurance Agency each represent and warrant to one another that they and the officers signing below have full power and authority to enter into this Agreement, and that this Agreement has been duly and validly executed by them and constitutes a legal, valid and binding agreement.

         (b) ASM represents and warrants to Broker-Dealer that ASM is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 ("1934 Act") and under the state securities laws of each jurisdiction in which such registration is required to distribute the Registered Contracts, and that it is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD").

         (c) Broker-Dealer represents and warrants to ASM that Broker-Dealer is, and at all times when performing its functions and fulfilling it obligations under this Agreement, will be, registered with the SEC as a broker-dealer under the 1934 Act and under the state securities laws of each jurisdiction in which such registration is required for the sale of the Contracts, and is a member in good standing of the NASD. Broker-Dealer will notify ASM immediately, in writing, if such registration is terminated or suspended, and shall take all reasonable actions to reinstate such registration. Broker-Dealer further represents and warrants to ASLAC that Broker-Dealer is a properly licensed insurance agency in each jurisdiction in which such licensing is required for purposes of receiving compensation in connection with the Contracts, except in those states where Broker-Dealer has an Associated Insurance Agency that acts in the capacity of licensed insurance agency for purposes of receiving compensation.

         (d) Associated Insurance Agency represents and warrants to ASLAC that Associated Insurance Agency is, and at all times when performing its functions and fulfilling its obligations under this Agreement, will be, a properly licensed insurance agency in each jurisdiction in which such licensing is required for purposes of soliciting sales of the Contracts and receiving compensation in connection with the Contracts and for ongoing premiums or purchase payments thereon.

         (e) Broker-Dealer and Associated Insurance Agency represent and warrant to American Skandia that each is, or will be, Year 2000 compliant in a timely manner, and that each shall be able to perform all of the services and/or obligations contemplated by or under this Agreement without interruption in a manner that is Year 2000 compliant.

3.       COMPLIANCE WITH REGULATORY REQUIREMENTS

                  Broker-Dealer shall comply with all rules and regulations of the SEC and NASD governing the sale of the Registered Contracts and all applicable state insurance laws, rules and regulations. Broker-Dealer and Associated Insurance Agency shall comply with all applicable state and federal laws and the rules and regulations of governmental or regulatory agencies affecting or governing the sale of the Contracts including, but not limited to, those of the Department of Labor, in connection with the sale of Contracts deemed subject to the Employee Retirement Income Security Act. Broker-Dealer and Associated Insurance Agency shall also comply with all applicable rules and administrative procedures of American Skandia.

4.       LICENSING AND/OR APPOINTMENT OF REGISTERED REPRESENTATIVES

         (a) ASLAC hereby authorizes Broker-Dealer to designate registered representatives who are associated persons of Broker-Dealer for appointment by ASLAC as individual insurance agents, for the purpose of soliciting sales of the Registered Contracts ("Registered Representatives"). Broker-Dealer and Associated Insurance Agency (where required) are hereby authorized to designate individual insurance agents affiliated with Broker-Dealer or Associated Insurance Agency, for the purpose of soliciting sales of the Non-Registered Contracts ("Agents"). Broker-Dealer and Associated Insurance Agency shall not recommend a Registered Representative or Agent for appointment by ASLAC unless such Registered Representative or Agent is duly licensed as an insurance agent in the state(s) in which it is proposed that such Registered Representative or Agent will solicit sales of the Contracts. Registered Representatives and Agents must specify with each Contract application, the Broker-Dealer and/or Associated Insurance Agency on whose behalf the application has been solicited. If a Registered Representative of Broker-Dealer or Agent of Associated Insurance
Agency is no longer to be treated as the agent of record on a Contract, Broker-Dealer or Associated Insurance Agency must immediately notify ASLAC in writing and, within thirty (30) business days of such notice, identify a Registered Representative of Broker-Dealer or Agent of Associated Insurance Agency who will act as the substitute agent of record.

         (b)   Broker-Dealer   and  Associated   Insurance   Agency  are  solely
responsible for the conduct of Registered Representatives and/or Agents associated with such Broker-Dealer and/or Associated Insurance Agency, as well as for monitoring ongoing compliance with applicable federal and state laws, rules and regulations and applicable NASD rules. American Skandia is not liable and undertakes no obligations under any agreement between Broker-Dealer and Registered Representative or Associated Insurance Agency and its Agents unless American Skandia has specifically agreed to do so in writing.

         (c) ASLAC, at its sole discretion, reserves the right to refuse to appoint any Registered Representative or Agent or, once appointed, to terminate or refuse to renew any Registered Representative's or Agent's appointment with ASLAC. By written notice to Broker-Dealer or Associated Insurance Agency, ASLAC may require Broker-Dealer or Associated Insurance Agency to cause Registered Representatives or Agents to cease soliciting Contracts and additional premiums or purchase payments thereon on behalf of ASLAC or require Broker-Dealer or Associated Insurance Agency to cancel the appointment by ASLAC of any of their Registered Representatives or Agents. Broker-Dealer and Associated Insurance Agency shall notify ASM immediately in writing if any Registered Representative appointed by ASLAC ceases to be a Registered Representative of Broker-Dealer, is disciplined or suspended by the NASD or by Broker-Dealer, or if any Registered Representative or Agent ceases to be properly licensed or is the subject of a disciplinary proceeding in any state.

         (d) Broker-Dealer and Associated Insurance Agency represent, warrant and certify that, on their own behalf, and as agent on behalf of ASLAC, each:
(i) has  performed  due  diligence  in  compliance  with  state law and has duly investigated and performed a thorough background check into the character and fitness of any Registered Representatives or Agent; (ii) is not aware of any felony or misdemeanor convictions in the last 10 years arising out of conduct involving embezzlement, fraudulent conversion or misappropriation of funds or securities, or involving violations of ss.ss.1341, 1342, or 1343 of Title 18 of the United States Code or any subsequent amendments thereto; and (iii) is satisfied that each such Registered Representative and/or Agent that Broker-Dealer and/or Associated Insurance Agency has designated is trustworthy, financially responsible, in good business standing and competent for appointment to act as an individual insurance agent of ASLAC. Broker-Dealer and Associated Insurance Agency agree, to the extent permitted by law, to provide ASLAC with copies of any and all background check reports and any additional documentation in connection with the investigation into the background of the designated Registered Representative or Agent. Broker-Dealer and Associated Insurance Agency affirm that in conducting such due diligence, they have acted or will act as agents on behalf of ASLAC.

         (e) Registered Representatives who are duly licensed as insurance agents and appointed by ASLAC shall have authority to solicit sales of the
Registered Contracts and Non-Registered Contracts and additional premiums and purchase payments thereon. In addition, certain group variable annuity contracts that are sold as funding vehicles for qualified plans and that are exempt from registration under the 1933 Act ("Qualified Contracts") may only be solicited by Registered Representatives of Broker-Dealer. Agents who are not registered representatives of Broker-Dealer but who are properly insurance licensed and associated with Broker-Dealer and/or Associated Insurance Agency in the applicable jurisdiction may only solicit Non-Registered Contracts.

(f) Broker-Dealer and Associated Insurance Agency agree to assist ASLAC in appointing insurance licensed Registered Representatives and Agents, under applicable state insurance laws. Broker-Dealer and Associated Insurance Agency also agree to comply with ASLAC's requirements regarding the submission of licensing or appointment documentation for proposed Registered Representatives and Agents.

 5.      SUPERVISORY RESPONSIBILITIES

         (a) Broker-Dealer shall have full responsibility for training and supervision of all Registered Representatives and all other persons associated with Broker-Dealer who are involved directly or indirectly in the offer or sale of the Registered Contracts, and to the extent required by SEC and/or NASD rules, certain Non-Registered Contracts that are Qualified Contracts. All such persons shall be subject to the supervision and control of Broker-Dealer with respect to such persons' activities in connection with the sale of Registered Contracts and Qualified Contracts. Associated Insurance Agency shall have full responsibility for training and supervision of all Agents who are involved directly or indirectly in the offer or sale of the Contracts and for Agent's compliance with applicable state insurance laws. Broker-Dealer and Associated Insurance Agency shall be responsible for all acts and omissions of each Registered Representative or Agent, as applicable. ASLAC and ASM shall not incur liability or have any responsibility for the supervision of Registered Representatives or Agents.

         (b) Before Registered Representatives begin soliciting sales of the Registered Contracts or Qualified Contracts, Broker-Dealer and Associated Insurance Agency must insure that the Registered Representatives are: (i) an associated person of Broker-Dealer; (ii) licensed, registered or otherwise qualified under applicable federal and state laws to engage in such activities and any applicable NASD registration; (iii) trained in the sale of the such Contracts; and (iv) only soliciting sale of such Contracts in jurisdictions where ASLAC has authorized such solicitations.

         (c) Before Registered Representatives or Agents engage in the sale of the Non-Registered Contracts, Broker-Dealer and Associated Insurance Agency must insure that such individuals are: (i) licensed or otherwise qualified under applicable state laws to engage in such activities; (ii) trained in the sale of such Contracts; and (iii) only soliciting sales of such Contracts in jurisdictions where ASLAC has authorized such solicitations.

         (d) Broker-Dealer and Associated Insurance Agency are responsible for supervising and reviewing its Registered Representatives' use of sales literature and advertising and all other communications with the public related to the Contracts. With regard to Registered Contracts, no sales solicitation, including the delivery of supplemental sales literature or other materials, shall occur, be delivered to, or used with a prospective purchaser unless accompanied or preceded by the appropriate then current product prospectus, unless such material is not required to be so presented.

         (e) Broker-Dealer and Associated Insurance Agency shall establish rules and procedures as may be necessary to cause diligent supervision of the securities activities of Registered Representatives, employees and/or affiliated persons or organizations. Upon request by ASLAC or ASM, Broker-Dealer and Associated Insurance Agency shall furnish in a timely fashion any records or other documentation evidencing such diligent supervision.

         (f) When properly authorized by a Contract owner, Broker-Dealer and Associated Insurance Agency shall execute any electronic or telephone transactions in accordance with the current procedures communicated by ASLAC and as may be described in the prospectus(es) applicable to the Contracts. Broker-Dealer agrees that, in consideration for the electronic and telephone transaction privileges available under the Contracts, ASLAC will not be liable for any loss incurred as a result of acting upon electronic or telephone instructions containing unauthorized, incorrect or incomplete information received from Broker-Dealer, Associated Insurance Agency, Registered Representatives or Agents.

         (g) In the event a Registered Representative or Agent performs any unauthorized, incorrect or incomplete transaction(s) with respect to a Contract(s), Broker-Dealer and/or Associated Insurance Agency shall bear sole responsibility for any and all financial liability resulting from such conduct, shall immediately notify ASLAC in writing, and, in the case of unauthorized transactions, shall act to terminate the sales activities of such Registered Representative or Agent relating to the Contract(s).

         (h) In the event a Registered Representative, Agent or an other persons associated with Broker-Dealer who is involved in the sale or servicing of the Contracts fails to meet the Broker-Dealer's or Associated Insurance Agency's rules and standards, Broker-Dealer or Associated Insurance Agency, as the case may be, shall immediately notify ASLAC in writing and shall terminate the sales or servicing activities of such person related to the Contracts.

6.       MISREPRESENTATION

         Broker-Dealer, Associated Insurance Agency, Registered Representatives, and Agents, in connection with soliciting sales of the Contracts or soliciting additional premiums, purchase payments, or other transactions under a Contract, shall not give any information or make any representations or statements concerning the Contracts which are materially misleading or omit to state material facts necessary in order to make the statements made not misleading, or which are not contained in or otherwise consistent with information or representations contained, (i) in the case of a Registered Contract, in the prospectus, statement of additional information and registration statement for the Contracts, or in reports or proxy statements thereof, or in promotional, sales or advertising material or other information supplied and approved in writing by ASLAC or ASM for such use, (ii) in the case of Qualified Contracts, in any disclosure statement distributed by ASLAC, or (iii) in the case of Non-Registered Contracts, in the contracts or materials furnished by ASLAC.
Broker-Dealer, Associated Insurance Agency, Registered Representatives, and Agents may not modify or represent that they may modify any such prospectus, statement of additional information, registration statement, disclosure statement, contract, promotional, sales or advertising materials.

7.       USE OF ADVERTISING AND PROMOTIONAL MATERIAL

         Broker-Dealer, Associated Insurance Agency, Registered Representatives, and Agents shall not use or distribute, in writing or electronically, any advertisement or sales literature, as defined in Section 2210 of the NASD Conduct Rules or applicable state insurance law, relating to the Contracts, unless the specific item has been provided by American Skandia or has first been approved for use in writing by American Skandia. American Skandia reserves the right to recall any material provided by them at any time for any reason, and Broker-Dealer and Associated Insurance Agency shall promptly comply with any such request for the return of material and shall not use any such material thereafter. Additionally, Broker-Dealer or Associated Insurance Agency must return all manuals, forms, supplies, and any other properties furnished by American Skandia immediately upon termination of this Agreement. Broker-Dealer, Associated Insurance Agency, Registered Representatives, and Agents shall comply with IM-2210-2 of the NASD Conduct Rules regarding Communications with the Public about Variable Life Insurance and Variable Annuities.

8.       SOLICITING APPLICATIONS AND PAYMENTS

         (a) Broker-Dealer and Associated Insurance Agency shall review all applications, enrollment forms or other forms seeking Contracts, additional coverage or reinstatement of coverage under a Contract for completeness and accuracy, as well as compliance with applicable suitability standards. Broker-Dealer and Associated Insurance Agency shall ensure that each such form shall bear evidence of approval by one of its principals indicating that it has been reviewed for suitability. Broker-Dealer will promptly, but in no case later than the end of the next business day following receipt by Broker-Dealer or a Registered Representative, forward all complete and correct applications, forms and/or other required documentation, together with any payments received with the such forms, without deduction for compensation unless there has been a written agreement for netting of sales or service compensation payable by American Skandia to Broker-Dealer and/or Associated Insurance Agency, as applicable.

         (b)  American  Skandia  may  authorize   Broker-Dealer  and  Associated
Insurance Agency to transmit applications, forms and/or other required documentation to American Skandia via electronic transmission, subject to all applicable administrative procedures and rules of American Skandia. Broker-Dealer and Associated Insurance Agency shall provide such information in a form and manner that is mutually agreeable to American Skandia and Broker-Dealer and Associated Insurance Agency. Any agreement between the parties hereto relating to electronic transmission of applications, forms and other required documentation ("Electronic Transmission Agreement") is incorporated into this Agreement by reference and will provide standards as to timeliness and accuracy of electronic transmissions as well as establish rules as to liability for any losses due to delays or transmission errors. Any Electronic Transmission Agreement will only modify this Agreement to the extent indicated.

         (c) All requests for Contracts, additional coverage, or reinstatement of coverage are subject to ASLAC's acceptance. ASLAC reserves the right, in its sole discretion, to reject any such request and refund or return any payment made thereon. ASLAC also reserves the right to prescribe conditions, rules, and regulations for the offer and acceptance of its Contracts, including additional coverage thereon or reinstatement of coverage, which may be changed from time to time. ASLAC will forward changes to such conditions, rules, and regulations to Broker-Dealer or Associated Insurance Agency at their last known mailing address.

         (d) ASLAC will forward Contracts once issued to Broker-Dealer or Associated Insurance Agency for delivery to the Contract owner according to procedures established by ASLAC, unless ASLAC has provided otherwise. Broker-Dealer and Associated Insurance Agency shall deliver each such Contract to the respective Contract owner. With respect to Registered Contracts, Broker-Dealer must deliver the Contract within the five (5) business days after receipt by Broker-Dealer or Associated Insurance Agency. Broker-Dealer shall be liable to ASLAC for any loss incurred by ASLAC (including consequential damages and regulatory penalties) due to any delay by Broker-Dealer, Associated Insurance Agency, Registered Representative or Agent in delivering such Contract. Notwithstanding the above obligation, ASLAC reserves the right to transmit documentation directly to the Contract owner.

         (e) Notwithstanding Paragraph 8(d), Broker-Dealer, Associated Insurance Agency, Registered Representative or Agent shall not deliver a life insurance contract to a Contract owner if the Registered Representative or Agent or any employees or affiliated persons of Broker-Dealer or Associated Insurance Agency have knowledge that the Contract owner's health has changed since the application was taken or unless a premium payment previously has been made and accepted by ASLAC on such Contract. Any such Contract must be returned to ASLAC at its Home Office.

9.       PREMIUM PAYMENTS

         All premium or purchase payments (hereinafter collectively referred to as "Payments") are the property of ASLAC and shall be transmitted to ASLAC by Broker-Dealer or Associated Insurance Agency immediately upon receipt by
Broker-Dealer or Associated Insurance Agency or any Agent or Registered Representative in accordance with ASLAC's administrative procedures. Broker-Dealer or Associated Insurance Agency may not deduct or offset any compensation claimed by Broker-Dealer or Associated Insurance Agency, unless there has been a written agreement for netting of sales or service compensation payable by American Skandia to Broker-Dealer and/or Associated Insurance Agency, as applicable. CUSTOMER CHECKS SHALL BE MADE PAYABLE TO THE ORDER OF "AMERICAN SKANDIA LIFE ASSURANCE CORPORATION." ASLAC reserves the right to reject and return any Payment for any reason.

10.      COMPENSATION

         (a) ASLAC will pay sales and/or service compensation to Broker-Dealer (or, if required by law, to Associated Insurance Agency) in connection with the Contracts according to the terms of the applicable Schedule(s) in effect as of the date sales and/or service compensation is payable under the Contract. Schedules effective on or after the issue date of a Contract will govern all subsequent sales and/or service compensation payable for such Contract on or after the Schedule effective date. The amount of compensation payable under any Schedule(s), the continued availability of any compensation option(s) and other conditions relating to payment of such compensation are subject to change upon written notice to Broker-Dealer and Associated Insurance Agency, as applicable.

         (b) ASLAC provides compensation for sale of the Contracts, as commissions and/or asset-based compensation. ASLAC may also provide compensation in relation to providing information consulting services to Registered Contract owners on behalf of ASLAC. Information consulting services consist of communicating, and where necessary, explaining to Registered Contract owners, certain types of statistical information regarding the investment options available under the Registered Contracts. Information consulting fees are payable for providing such services to Registered Contract owners and not for the sale of such Contracts. Information consulting fees may not be payable on all Registered Contracts.

         (c) Compensation to the Registered Representatives or Agents by Broker-Dealer or the Associated Insurance Agency on Contracts solicited by the Registered Representatives or Agents and issued by ASLAC will be governed by agreements between Broker-Dealer or the Associated Insurance Agency and their respective Registered Representatives or Agents. Any payment thereof will be the Broker-Dealer's or Associated Insurance Agency's sole responsibility.

         (d) If there is a change in the agent of record after the issue date of a Contract, any subsequent compensation payable in connection with such Contract will be governed by the compensation option elected by the agent of record at the time the Contract was issued.

         (e) Broker-Dealer and Associated Insurance Agency expressly authorize ASLAC to charge against all compensation due or to become due to Broker-Dealer or Associated Insurance Agency under this Agreement any amount paid or liabilities incurred by ASLAC under this Agreement. Additionally, ASLAC may deduct at any time any indebtedness or obligation Broker-Dealer or Associated Insurance Agency owes ASLAC from any monies due under this Agreement.

         (f) American Skandia shall not be obligated to pay any compensation related to Registered Contracts if Broker-Dealer is disqualified from continued registration with the NASD. In such event, American Skandia will hold any such compensation from the date of such disqualification, provided Broker-Dealer (i) commences an appeal to the NASD within 180 days following the disqualification notice; (ii) actively pursues such appeal; and (iii) notifies American Skandia of an appeal as well as the outcome of such appeal. American Skandia may, at its sole discretion, require documentation regarding the outcome of said appeal. Should Broker-Dealer's NASD registration be reinstated, all compensation due or becoming due during the period of disqualification shall be immediately paid, without interest, provided such payment does not violate any NASD rules or regulations in effect at the time of such payment.

         (g) Any outstanding indebtedness Broker-Dealer or Associated Insurance Agency owes ASLAC or ASM shall become immediately due and payable upon termination of this Agreement.

11.      RETURN OF COMPENSATION

         If ASLAC is required to refund premiums or purchase payments, or return account values on any Contract for any reason, then any compensation otherwise payable will be adjusted as set forth in the Schedule(s). Any compensation previously paid in connection with such Contract must be repaid to ASLAC or ASM within thirty (30) business days notice to Broker-Dealer or Associated Insurance Agency of such a return of amounts in connection with such Contract. American Skandia shall have the right to offset any such returned compensation against amounts otherwise payable by American Skandia. American Skandia agrees to notify Broker-Dealer and Associated Insurance Agency within thirty (30) days after any action that results in a charge back of compensation.

12.      PAYMENT TO ASSOCIATED INSURANCE AGENCY

         (a) Broker-Dealer and Associated Insurance Agency represent and warrant that they are in compliance with the terms and conditions of one or more no-action letters issued by the SEC with respect to an insurance agency associated with a registered broker-dealer not registering as a broker-dealer with the SEC. In reliance on such representation, American Skandia agrees to pay compensation in connection with the Contracts, that would otherwise be payable to Broker-Dealer, to the Associated Insurance Agency that is properly state licensed. Broker-Dealer and Associated Insurance Agency represent and warrant that any compensation payable by American Skandia in connection with the Contracts shall be distributed by Associated Insurance Agency only to duly licensed and properly appointed Registered Representatives and Agents.

         (b) Broker-Dealer and Associated Insurance Agency shall notify ASM immediately in writing if Broker-Dealer and/or and Associated Insurance Agency fail to comply with any such terms and conditions and shall take such measures as may be necessary to comply with any such terms and conditions. If Associated Insurance Agency is the same party as Broker-Dealer, this Paragraph 12 does not apply, and Broker-Dealer shall undertake all the duties, responsibilities and privileges under this Agreement.

13.      HOLD HARMLESS AND INDEMNIFICATION PROVISIONS

         (a) Broker-Dealer and Associated Insurance Agency shall indemnify and hold American Skandia harmless from any liability, loss or expense sustained as a result of any acts or omissions, or the violation or noncompliance with any applicable federal or state law or regulation or any provision of this Agreement by Broker-Dealer, its Registered Representatives and associated persons of Broker-Dealer, Associated Insurance Agency and its Agents and any employees or affiliated persons, of any of the foregoing, including but not limited to, any claim by one or more Agents or Registered Representatives for amounts alleged to be payable pursuant to this Agreement for the sale of any Contracts.

         (b) American Skandia shall indemnify and hold Broker-Dealer and Associated Insurance Agency harmless from any liability, loss or expense sustained as a result of any acts or omissions, or the violation or noncompliance with any applicable federal or state law or regulation or any provision of this Agreement by American Skandia and any employees or affiliated persons of American Skandia.

         (c) Indemnification of Broker-Dealer and Associated Insurance Agency by American Skandia is subject to the condition that Broker-Dealer and Associated Insurance Agency promptly notify American Skandia of any claim or suit made against Broker-Dealer or Associated Insurance Agency and that Broker-Dealer and Associated Insurance Agency allow American Skandia to make such investigation, settlement, or defense thereof as American Skandia deems prudent.

14.      NON-ASSIGNABILITY PROVISION

         No assignment of this Agreement or any duty or compensation payable hereunder shall be valid unless authorized by ASLAC in writing. Every assignment shall be subject to any indebtedness and obligation Broker-Dealer or Associated Insurance Agency owes ASLAC and any applicable state insurance laws or regulations pertaining to such assignments.

15.      NON-WAIVER PROVISION

         (a) No waiver or modification of this Agreement will be effective unless it is in writing and is signed by all parties hereto. Notwithstanding the above, the parties agree that any Schedule(s) to this Agreement may be amended from time to time, and that such revised Schedule(s) shall be automatically effective.

         (b) Failure of any party to insist on strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. Failure of any party to terminate the Agreement for any of the causes set forth in this Agreement will not constitute a waiver of that party's right to terminate this Agreement at a later time for any of these causes.

16.      AMENDMENTS

         Except as stated in Paragraph 15, no amendment to this Agreement will be effective unless it is in writing and signed by all parties hereto.

17.      INDEPENDENT CONTRACTORS

         Broker-Dealer and its Registered Representatives, and Associated Insurance Agency and its Agents are independent contractors with respect to ASLAC and ASM. Nothing contained in this Agreement is intended to create a relationship of employee and employer between American Skandia and Broker-Dealer and/or its Registered Representatives, or Associated Insurance Agency and its Agents.

18.      NOTIFICATION OF COMPLAINTS OR DISCIPLINARY PROCEEDINGS

         (a) Broker-Dealer and Associated Insurance Agency agree to notify American Skandia immediately of any Contract owner complaints or disciplinary proceedings against Broker-Dealer, Associated Insurance Agency or any Registered Representatives or Agents relating to the Contracts or any threatened or filed arbitration action or civil litigation arising out of solicitation or servicing of the Contracts. Additionally, Broker-Dealer and Associated Insurance Agency shall promptly forward to American Skandia at its Home Office, by certified mail, any notice of claim, any legal process or notice of claims served on Broker-Dealer or Associated Insurance Agency in a suit or proceeding against Broker-Dealer or Associated Insurance Agency arising out of the conduct of business under this Agreement.

         (b) Broker-Dealer and Associated Insurance Agency shall cooperate with American Skandia in investigating and responding to any Contract owner complaint, attorney demand, or inquiry received from state insurance departments or other regulatory agencies or legislative bodies, and in any settlement or trial of any actions arising out of the conduct of business under this Agreement.

         (c) Any response by Broker-Dealer or Associated Insurance Agency to an individual Contract owner complaint arising out of the conduct of business under this Agreement must be sent to American Skandia for its approval before being sent to the Contract owner. Any responses to such Contract owner complaints must be sent to American Skandia not less than five (5) business days before being sent to the Contract owner, except that if a more prompt response is required, the proposed response may be communicated to American Skandia by telephone, facsimile or in person.

         (d) Broker-Dealer and Associated Insurance Agency are not authorized, and are expressly forbidden, from settling or offering to settle any complaint or litigation from a Contract owner, assignee, beneficiary or other party in interest to a Contract.

         (e) Failure to comply with American Skandia's procedures for notification, investigation and response to Contract owner complaints by Broker-Dealer, Associated Insurance Agency, any Registered Representatives or Agents may be grounds for immediate termination of this Agreement as well as other limitations contained in Paragraph 13.

19.   BOOKS, ACCOUNTS AND RECORDS

         Broker-Dealer and Associated Insurance Agency agree to maintain books, accounts and records so as to clearly and accurately disclose the nature and details of transactions relating to the Contracts. American Skandia reserves the right to examine and inspect said records during normal business hours. Additionally, Broker-Dealer and Associated Insurance Agency shall promptly submit such books, accounts and records, upon request, to the regulatory and administrative bodies that have jurisdiction over ASLAC and ASM or any applicable court of competent jurisdiction.

20.      LIMITATIONS

         (a) No party other than ASLAC shall have authority on behalf of ASLAC to incur any indebtedness or liability, to make, alter, or discharge any Contract issued by ASLAC, to waive any forfeiture provision or to grant, permit, or extend the time of making any Payments, or to alter the forms which ASLAC may prescribe or substitute other forms in place of those prescribed by ASLAC or to enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of ASLAC.

         (b) Broker-Dealer and Associated Insurance Agency shall not offer or pay any rebate of premium or purchase payment or make any offer of or provide any other inducement not specified in the Contracts, shall not make any misrepresentation or incomplete comparison between contracts or companies for the purposes of inducing a policy or contract of any other company to lapse, forfeit or surrender such policy or contract and shall comply with all applicable laws and regulations related to replacement of contracts or policies of insurance.

21.      CONFIDENTIALITY & INTELLECTUAL PROPERTY RIGHTS

         Each party to this Agreement shall maintain the confidentiality of any customer list and any material designated as confidential and/or proprietary by the other party, and shall not use or disclose such information without the prior written consent of the party designating such material as confidential and/or proprietary. Broker-Dealer and Associated Insurance Agency agree and acknowledge that all intellectual property rights, including but not limited to patents, copyrights, and trademarks, which Broker-Dealer and Associated Insurance Agency (or any Registered Representatives or Agents) develops or arising out of any service performed by Broker-Dealer and Associated Insurance Agency (or any Registered Representatives or Agents) under the terms of this Agreement are the sole and exclusive property of ASLAC. Broker-Dealer and Associated Insurance Agency will, at ASLAC's request, provide ASLAC with all executed documents, including assignment(s) to ASLAC, of all such intellectual property rights.

22.      EXPENSES

         Broker-Dealer and Associated Insurance Agency shall bear all of their expenses in performance of this Agreement.

23.      RIGHT TO DISCONTINUE CONTRACTS

         ASLAC reserves the right to modify, change or discontinue offering any of the Contracts at any time in any jurisdiction. To the extent permitted under the Contracts, ASLAC reserves the right to terminate a Contract in accordance with its terms or the extent permitted by law or regulation.

24.      SCOPE OF AGREEMENT

         All Schedule(s) attached to this Agreement are incorporated into and made part of this Agreement. Schedules are subject to change at any time with proper notice to Broker-Dealer and Associated Insurance Agency.
Breach of any of the Schedules constitutes breach of this Agreement.

25.      REVOCATION OF PRIOR AGREEMENTS

         Upon execution of this Agreement, all previous agreements between ASLAC, ASM, Broker-Dealer and Associated Insurance Agency relating to the subject matter hereof are terminated. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written understandings, agreements or negotiations. No prior writings shall be used by Broker-Dealer or Associated Insurance Agency in connection with the interpretation of any provision of this Agreement. Notwithstanding, the foregoing, execution of this Agreement shall not affect any obligations, which have already accrued under any prior agreement. Any and all acts, or failures to act, occurring during the term of such prior agreement are governed by the terms of such prior agreement.

26.      TERMINATION

         (a) This Agreement may be terminated at the discretion of any party to this Agreement upon thirty (30) days written notice to the other parties, or at the option of any party hereto upon the breach by any other party of the representations, warranties and/or covenants and terms of this Agreement. American Skandia will mail written notice of termination to the last known mailing address of Broker-Dealer or Associated Insurance Agency. Broker-Dealer and Associated Insurance Agency should mail any written notice of termination to ASLAC at the address shown in Paragraph 27. Paragraph 10, 11, 13 and 21 shall survive any such termination.

         (b) This Agreement shall automatically terminate without notice upon occurrence of any of the following events:

                  (i) Broker-Dealer or Associated Insurance Agency files for bankruptcy or dissolution, or financial or corporate reorganization under federal or state insolvency laws or if organized as a partnership, bankruptcy or dissolution of any of the partners, except that in such case the Agreement shall only terminate as to the bankrupt or dissolved partner.

                  (ii) Fraud or gross negligence by Broker-Dealer or Associated Insurance Agency in the performance of any duties imposed by this Agreement or withholding or misappropriation, for Broker-Dealer or Associated Insurance Agency's own use, funds belonging to ASLAC or ASLAC's Contract owners, applicants, beneficiaries or payees.

                  (iii) When and if Broker-Dealer or Associated Insurance Agency materially breach this Agreement or materially violate applicable Federal or state laws, including but not limited to federal securities laws or state insurance laws in any jurisdiction in which Broker-Dealer or Associated
Insurance Agency transact business, whether or not in relation to American Skandia or Contracts issued by ASLAC.

                  (iv) When and if Broker-Dealer or Associated Insurance Agency fail to obtain renewal of a necessary license in any jurisdiction, but only as to that jurisdiction.

                  (v) When and if Broker-Dealer is disqualified for continued membership with the NASD or registration with the SEC, but only as to Registered Contracts.

27.      NOTICE

         (a) In the event of sale, transfer or assignment of a controlling interest in Broker-Dealer or Associated Insurance Agency, notice shall be provided in writing to ASLAC no less than thirty (30) days before the closing date.

         (b) All notices to American Skandia relating to this Agreement should be delivered by certified or express mail to:

                              Associate General Counsel
                              American Skandia Life Assurance Corporation
                              One Corporate Drive
                              Shelton, Connecticut  06484

All notices to Broker-Dealer and Associated Insurance Agency will be mailed to their respective address listed below.

28.      SEVERABILITY

         The provisions of this Agreement are severable. Should any provision of this Agreement be held unenforceable, those provisions not affected by such determination shall remain in full force and effect.

29.      GOVERNING LAW

         This Agreement will be construed in accordance with the laws of the State of Connecticut exclusive of conflicts of law rules.

30.      HEADINGS

         The headings in this  Agreement  are for  reference  purposes  only and
shall  not  be  deemed  part  of  this   Agreement  or  affect  its  meaning  or
interpretation.

By executing this Sales Agreement, Broker-Dealer and any Associated Insurance Agencies acknowledge that each has read this Agreement in its entirety and is in agreement with the terms and conditions outlining the rights and duties of ASLAC, ASM, Broker-Dealer and any Associated Insurance Agencies under this Agreement.


IN WITNESS WHEREOF, the undersigned parties have executed this Agreement to be effective as set forth above, upon the Effective Date below.


AMERICAN SKANDIA LIFE ASSURANCE                      AMERICAN SKANDIA MARKETING,
CORPORATION                                          INCORPORATED

By:   ___________________________________            By:   ___________________________________
Title:   _________________________________           Title: _____________________________________

BROKER-DEALER                                        ASSOCIATED INSURANCE AGENCY

-------------------------------------                -------------------------------------
(Name)                                               (Name)


-------------------------------------                -------------------------------------
(Street Address)                                     (Street Address)


-------------------------------------                -------------------------------------
(City, State, Zip)                                   (City, State, Zip)

By:   _______________________________                By:   _______________________________
Title: _______________________________               Title:_______________________________
                                                     For States:  ______________________________
Tax ID#:
                                                     PLEASE  ATTACH  ADDITIONAL  SIGNATURE  PAGES  IF MORE
                                                     THAN ONE ASSOCIATED INSURANCE AGENCY EXISTS



EFFECTIVE DATE: